UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2023

Integral Acquisition Corporation 1

(Exact name of registrant as specified in its charter)

Delaware	001-41006	86-2148394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

667 Madison Avenue

New York, New York 10065

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 209-6132

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one Redeemable Warrant	INTEU	The Nasdaq Stock Market LLC
Class A common stock, $0.0001 par value	INTE	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one Class A Common Stock at an exercise price of $11.50	INTEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Following the approval of the Extension Amendment Proposal (as defined below), on May 8, 2023, Integral Acquisition Corporation 1, a Delaware corporation (the “Company”), issued a promissory note (the “Note”) in the aggregate principal amount of up to $630,000 to Integral Sponsor LLC, a Delaware limited liability company (the “Sponsor”), pursuant to which the Sponsor agreed to loan to the Company up to $630,000 to deposit into the Company’s trust account (the “Trust Account”) for the Company’s Class A common stock, par value $0.0001, held by the Company’s public stockholders (the “Public Shares”) that were not redeemed in connection with the extension of the Company’s termination date from May 5, 2023 to November 3, 2023 (or such earlier date as determined by the board of directors of the Company (the “Board”).

The Company will deposit $105,000 into the Trust Account for each calendar month (commencing on May 8, 2023, with the first deposit having already been made, and ending on the 5th day of each subsequent month), or portion thereof, that is needed by the Company to complete an initial business combination (the “Initial Business Combination”) until November 3, 2023, and such amount will be distributed either to: (i) all of the holders of Public Shares upon the Company’s liquidation or (ii) holders of Public Shares who elect to have their shares redeemed in connection with the consummation of the Initial Business Combination.

The Note bears no interest and is repayable in full upon the date of the consummation of the Initial Business Combination or the liquidation of the Company.

The issuance of the Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description is qualified in its entirety by reference to the Note, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 3, 2023, the Company held a special meeting of stockholders (the “Meeting”). At the Meeting, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter Amendment”) to extend the date by which the Company must consummate its initial Business Combination from May 5, 2023 to November 3, 2023 (or such earlier date as determined by the Board) (the “Extension Amendment Proposal”). The Company filed the Charter Amendment with the Secretary of State of the State of Delaware on May 3, 2023.

The foregoing description is qualified in its entirety by reference to the Charter Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Meeting, an aggregate of at least one-half of the Company’s outstanding shares of Common Stock, par value $0.0001 per share, which represents a quorum of the outstanding shares of common stock entitled to vote as of the record date of March 24, 2023, were represented in person or by proxy at the Meeting.

At the Meeting, the Company’s stockholders approved the Extension Amendment Proposal. The following is a tabulation of the votes with respect to the Extension Amendment Proposal and the approval of the Charter Amendment:

For	Against	Abstain	Broker Non-Votes
11,624,000	1,870	0	0

In connection with the vote to approve the Extension Amendment Proposal, holders of 8,470,059 Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.34 per share, for an aggregate redemption amount of approximately $87,580,410, in connection with the Extension Amendment Proposal.

A proposal to adjourn the Meeting to a later date was not presented because there were enough votes to approve the Extension Amendment Proposal.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibits

3.1	Amendment to Amended and Restated Certificate of Incorporation

10.1	Promissory Note issued to Integral Sponsor LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integral Acquisition Corporation 1

	By:	/s/ Enrique Klix
	Name:	Enrique Klix
	Title:	Chief Executive Officer

Dated: May 9, 2023